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                                   EXHIBIT 21
                        NATIONAL TECHNICAL SYSTEMS, INC.
                              LIST OF SUBSIDIARIES

                     NTS, TECHNICAL SYSTEMS, A CALIFORNIA CORP.

           (FORMERLY NATIONAL TECHNICAL SYSTEMS, A CALIFORNIA CORP.)

         ACTON ENVIRONMENTAL TESTING CORPORATION, A MASSACHUSETTS CORP.

        APPROVED ENGINEERING TEST LABORATORIES, INC., A CALIFORNIA CORP.

                         ETCR INC., A CALIFORNIA CORP.

                        XXCAL, INC., A CALIFORNIA CORP.

                           XXCAL LIMITED, A UK CORP.

         NATIONAL QUALITY ASSURANCE - USA, INC., A MASSACHUSETTS CORP.

                                  (50% OWNED)